Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES SECOND QUARTER 2024 RESULTS
Announces Formal Strategic Review of Topgolf Including Organic and Inorganic
Alternatives

HIGHLIGHTS
•Q2 Net Income of $62 million, Non-GAAP Net Income of $83 million, and Adjusted EBITDA of $206 million were all ahead of expectations.
•Q2 Consolidated Revenues were down 1.9% year-over-year and full year Revenue and Adjusted EBITDA outlook lowered to a range of $4,200 - $4,260 million and $570 - $590 million, respectively.
•Maintained #1 U.S. model market share in Driver, Fairway Woods and Irons with Ai Smoke clubs and continued to drive market share gains in golf ball driven by the new Chrome Tour family of golf balls.
•Successfully completed discretionary $50 million pay down of term loan debt.
•First half cash provided by operations improved by $173 million compared to prior year.

CARLSBAD, CA /August 7, 2024/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands”, “we”, “our”, “us”) (NYSE: MODG) announced its financial results for the second quarter ended June 30, 2024.

"Despite macro headwinds including the cumulative impact of negative FX trends, persistently high inflation and recent softer-than-expected traffic to our Topgolf venues, I am incredibly proud of our team's ability to drive market share gains in our products business as well as the continued strengthening of the digital capabilities and fundamental venue profitability at Topgolf,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “TravisMathew continues to gain market share and grow its highly profitable direct to consumer business with 10 stores opening this year. Jack Wolfskin successfully rightsized its operations to focus on key markets in Central Europe and China. And our Golf Equipment results remain strong, especially in the U.S. market, where our club market share continues to lead the industry and our ball share continues to grow. The successful rebranding and redesign of our premium Chrome Tour family of balls highlights our excellence in R&D and commitment to innovation.

Mr. Brewer continued “As we look forward, we remain convinced that Topgolf is a high-quality business with significant future opportunity. It is transforming the game of golf, and we believe it will deliver substantial growth and financial returns over time. At the same time, we have been disappointed in our stock performance for some time, as well as the more recent same venue sales performance. As a result, we are in the process of conducting a full strategic review of Topgolf. This review includes the assessment of organic strategies to return Topgolf to profitable same venue sales growth, as well as inorganic alternatives, including a potential spin of Topgolf. Our strategic review of Topgolf is being conducted with the help of outside advisors and is focused on maximizing long-term shareholder value. We are active in this work at present and expect to complete our strategic review of Topgolf expeditiously. We will report back on this when the work is complete.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and six months ended June 30, 2024 and 2023:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Net revenues	$1,157.8	$1,179.7	$(21.9)	(1.9)%	$2,302.0	$2,347.1	$(45.1)	(1.9)%
Income from operations	103.0	116.0	(13.0)	(11.2)%	169.9	196.5	(26.6)	(13.5)%
Other expense, net	(50.6)	(44.4)	(6.2)	14.0%	(106.0)	(104.1)	(1.9)	1.8%
Income before taxes	52.4	71.6	(19.2)	(26.8)%	63.9	92.4	(28.5)	(30.8)%
Income tax benefit	(9.7)	(45.8)	36.1	(78.8)%	(4.7)	(50.0)	45.3	(90.6)%
Net income	$62.1	$117.4	$(55.3)	(47.1)%	$68.6	$142.4	$(73.8)	(51.8)%
Earnings per share - diluted	$0.32	$0.59	$(0.27)	(45.8)%	$0.36	$0.72	$(0.36)	(50.0)%
Weighted-average common shares outstanding - diluted	199.6	201.3	(1.7)	(0.8)%	199.4	201.4	(2.0)	(1.0)%

NON-GAAP RESULTS
Non-GAAP results exclude certain non-cash and non-recurring adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended June 30,					Six Months Ended June 30,
	2024	2023	$ Change	% Change	Constant Currency vs. 2023(1)	2024	2023	$ Change	% Change	Constant Currency vs. 2023(1)
Net revenues	$1,157.8	$1,179.7	$(21.9)	(1.9)%	(0.9)%	$2,302.0	$2,347.1	$(45.1)	(1.9)%	(1.1)%
Non-GAAP Income from operations	$121.8	$127.7	$(5.9)	(4.6)%	0.2%	$194.4	$215.7	$(21.3)	(9.9)%	(4.8)%
Non-GAAP Net income	$83.1	$75.6	$7.5	9.9%		$97.5	$106.0	$(8.5)	(8.0)%
Non-GAAP Earnings per share - diluted	$0.42	$0.38	$0.04	11.8%		$0.51	$0.54	$(0.03)	(5.6)%
Non-GAAP Adjusted EBITDA	$205.6	$206.2	$(0.6)	(0.3)%		$366.5	$363.5	$3.0	0.8%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
SECOND QUARTER 2024 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net revenue of $1,157.8 million decreased 1.9% year-over-year, due to an 8.2% decrease in Golf Equipment as a result of a planned shift in equipment launch timing compared to last year. Active Lifestyle revenue decreased 3.2% primarily due to expected lower sales at Jack Wolfskin. Topgolf segment revenues increased 5.0% year-over-year driven by revenue from additional venues.

Income from operations decreased $13.0 million on a GAAP basis and $5.9 million on a non-GAAP basis primarily due to unfavorable changes in foreign currency.

Net income decreased $55.3 million on a GAAP basis and increased $7.5 million on a non-GAAP basis compared to the same period in the prior year. The decrease in net income on a GAAP basis was primarily attributable to a decrease in income tax benefit, the decrease in operating income previously mentioned, and higher interest expense related to new venues. On a non-GAAP basis, the increase in net income was due to a decline in income tax expense as well as lower interest expense as a result of our debt refinancing.

Adjusted EBITDA of $205.6 million was approximately flat (-0.3%) vs. the prior year, exceeding the high-end of our Q2 2024 guidance range, driven by reduced costs and strong operational efficiencies.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the periods presented:

(in millions, except percentages)	Three Months Ended June 30,			Constant Currency vs. 2023(1)	Six Months Ended June 30,			Constant Currency vs. 2023(1)
	2024	2023	% Change	% Change	2024	2023	% Change	% Change
Topgolf	$494.4	$470.8	5.0%	5.0%	$917.2	$874.3	4.9%	4.8%
Golf Equipment	413.8	451.0	(8.2)%	(6.7)%	863.7	894.7	(3.5)%	(2.0)%
Active Lifestyle	249.6	257.9	(3.2)%	(1.7)%	521.1	578.1	(9.9)%	(8.7)%
Net Revenues	$1,157.8	$1,179.7	(1.9)%	(0.9)%	$2,302.0	$2,347.1	(1.9)%	(1.1)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the periods presented:

(in millions, except percentages)	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change		2024	2023	Change
Topgolf	$56.1	$44.0	27.5%		$59.0	$46.8	26.1%
% of segment revenue	11.3%	9.3%	200	bps	6.4%	5.4%	100	bps
Golf Equipment	77.4	96.4	(19.7)%		159.5	178.0	(10.4)%
% of segment revenue	18.7%	21.4%	(270)	bps	18.5%	19.9%	(140)	bps
Active Lifestyle	14.7	19.5	(24.6)%		39.4	56.8	(30.6)%
% of segment revenue	5.9%	7.6%	(170)	bps	7.6%	9.8%	(220)	bps
Total Segment Operating Income	$148.2	$159.9	(7.3)%		$257.9	$281.6	(8.4)%
% of total segment revenue	12.8%	13.6%	(80)	bps	11.2%	12.0%	(80)	bps
Constant Currency Total Segment Operating Income			(3.5)%				(4.5)%

SECOND QUARTER 2024 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

Topgolf
•Segment revenue increased $23.6 million or 5.0%, to $494.4 million, driven primarily by new venues.
•Same venue sales of -8% were below expectations driven by softer-than-expected traffic as the business navigates the current cyclical macro challenges.
•Segment operating income increased $12.1 million, or 27.5%, to $56.1 million and Segment Adjusted EBITDA increased $17.4 million, or 18.9%, to $109.5 million primarily due to increased revenue from new venues and strong operating efficiencies.

Golf Equipment
•Segment revenue decreased $37.2 million or 8.2% to $413.8 million, in line with expectations. The decline was primarily due to the lapping effect of last year’s Big Bertha woods and irons launch, as well as changes in foreign exchange rates.

•Segment operating income decreased $19.0 million, primarily due to lower revenue, higher air freight costs and changes in foreign exchange rates, partially offset by management of operating expenses.

Active Lifestyle
•Segment revenue decreased $8.3 million or 3.2% to $249.6 million resulting primarily from previously expected lower wholesale revenue at Jack Wolfskin.
•Segment operating income decreased $4.8 million due to the decrease in revenue previously mentioned.
The following is a reconciliation of total segment operating income to income before income taxes for the periods presented:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2024	2023	$ Change	2024	2023	$ Change
Total segment operating income:	$148.2	$159.9	$(11.7)	$257.9	$281.6	$(23.7)
Reconciling items(1)	(45.2)	(43.9)	(1.3)	(88.0)	(85.1)	(2.9)
Income from operations	103.0	116.0	(13.0)	169.9	196.5	(26.6)
Interest expense, net	(57.0)	(51.7)	(5.3)	(115.8)	(101.3)	(14.5)
Other income (expense), net	6.4	7.3	(0.9)	9.8	(2.8)	12.6
Income before income taxes	$52.4	$71.6	$(19.2)	$63.9	$92.4	$(28.5)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

2024 BALANCE SHEET HIGHLIGHTS
•Inventory decreased $192.7 million year-over-year to $647.1 million, across all three segments.
•The Company made a $50 million discretionary payment against the outstanding principal of its term loan debt at the end of May.
•Available liquidity, which is comprised of cash on hand plus availability under the Company’s credit facilities, increased $136 million compared to June 30, 2023.

BUSINESS OUTLOOK

2024 FULL YEAR OUTLOOK
(in millions, except where noted otherwise and for percentages and per share data)

	2024 Current Estimate(1)	2024 Previous Estimate	2023 As Reported(1)
Consolidated Net Revenues	$4,200 - $4,260	$4,435 - $4,475	$4,285
Topgolf Revenue	Approx. $1,790	Approx. $1,960	$1,761
Topgolf Same Venue Sales Growth	Down very high single digits to low double digits	Slightly positive to down low single digits	1%
Consolidated Adjusted EBITDA(2)	$570 - $590	$620 - $640	$597
Topgolf Adjusted EBITDA(2)	Approx. $310	Approx. $350	$304
Non-GAAP Diluted Earnings per Share(2)	$0.11 - $0.21	$0.31 - $0.39	$0.45
Diluted Shares Outstanding	Approx. 185	Approx. 200	201

(1) 2024 includes an estimated $35 million unfavorable year-over-year foreign currency translation impact on revenue
(2) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

2024 THIRD QUARTER OUTLOOK
(in millions)
	Q3 2024 Estimate(1)	Q3 2023 As Reported(1)
Consolidated Net Revenues	$970 - $990	$1,041
Consolidated Adjusted EBITDA	$95 - $105	$163

(1) 2024 estimates include approximately $10 million of unfavorable foreign currency impact on revenue.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, August 7, 2024, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://www.topgolfcallawaybrands.com/news-and-events/presentations. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization of acquired intangible assets, including customer and distributor relationships, reacquired distribution rights and acquired developed technology related to the Company’s merger with Topgolf, acquisitions of Jack Wolfskin, TravisMathew and OGIO, and reacquisition of distribution rights in the Korea apparel market. While the amortization of acquired intangible assets is excluded from the calculation of non-GAAP net income, the revenue and operating costs associated with these acquired companies is reflected in non-GAAP net income calculations, as well as the acquired assets that contribute to revenue generation. For 2024, non-recurring items include charges related to restructuring and reorganization in the Active Lifestyle segment, currency translation adjustments for the dissolution of a foreign subsidiary, the 2024 debt repricing, a 2023 cybersecurity incident, impairment and abandonment of the Shankstars media game, and IT integration and implementation costs stemming primarily from the merger with Topgolf. For 2023, non-recurring items include legal costs, credit agency fees, and losses associated with our 2023 debt modification, combined with IT integration and implementation costs stemming primarily from the merger with Topgolf, charges related to the impairment and abandonment of the Shankstars media game, and restructuring and reorganization charges in our Topgolf and Active Lifestyle segments.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

Adjusted Free Cash Flow. The Company defines Adjusted Free Cash Flow as cash flows from operating activities, less capital expenditures net of proceeds from lease financing and net of proceeds from government grants.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA, non-GAAP diluted earnings per share, and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on GAAP financial measures.

Definitions
Same venue sales. The Company defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) third quarter and full year 2024 guidance (including net revenues, Topgolf revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA, non-GAAP diluted earnings per share, same venue sales growth, cash generation and diluted shares outstanding), strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, foreign currency effects and their impacts, tax rates, the completion of any strategic transaction, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour (“WGT”). “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Katina Metzidakis
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$311.8	$393.5
Restricted cash	0.7	0.8
Accounts receivable, net	390.4	200.5
Inventories	647.1	794.4
Other current assets	263.1	238.9
Total current assets	1,613.1	1,628.1
Property, plant and equipment, net	2,185.0	2,156.5
Operating lease right-of-use assets, net	1,380.1	1,410.1
Goodwill and intangible assets, net	3,490.1	3,494.2
Other assets, net	432.1	431.7
Total assets	$9,100.4	$9,120.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$437.8	$480.5
Accrued employee compensation and benefits	114.7	113.1
Asset-based credit facilities	45.1	54.7
Operating lease liabilities, short-term	87.3	86.4
Construction advances	15.6	59.3
Deferred revenue	97.4	110.9
Other current liabilities	39.3	42.7
Total current liabilities	837.2	947.6
Long-term debt, net	1,464.5	1,518.2
Operating lease liabilities, long-term	1,414.4	1,433.4
Deemed landlord financing obligations	1,095.7	980.0
Deferred taxes, net	31.3	36.7
Other long-term liabilities	323.8	326.5
Total shareholders’ equity	3,933.5	3,878.2
Total liabilities and shareholders’ equity	$9,100.4	$9,120.6

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues:
Products	$668.5	$713.5	$1,394.6	$1,481.1
Services	489.3	466.2	907.4	866.0
Total net revenues	1,157.8	1,179.7	2,302.0	2,347.1
Costs and expenses:
Cost of products	375.4	387.9	788.3	829.9
Cost of services, excluding depreciation and amortization	50.7	51.4	92.3	95.8
Other venue expense	339.4	317.1	662.8	622.6
Selling, general and administrative expense	259.5	279.6	532.5	548.1
Research and development expense	27.0	22.0	50.2	44.8
Venue pre-opening costs	2.8	5.7	6.0	9.4
Total costs and expenses	1,054.8	1,063.7	2,132.1	2,150.6
Income from operations	103.0	116.0	169.9	196.5
Interest expense, net	(57.0)	(51.7)	(115.8)	(101.3)
Other income (expense), net	6.4	7.3	9.8	(2.8)
Income before taxes	52.4	71.6	63.9	92.4
Income tax benefit	(9.7)	(45.8)	(4.7)	(50.0)
Net income	$62.1	$117.4	$68.6	$142.4

Earnings per common share:
Basic	$0.34	$0.63	$0.37	$0.77
Diluted	$0.32	$0.59	$0.36	$0.72
Weighted-average common shares outstanding:
Basic	183.5	185.2	183.6	185.2
Diluted	199.6	201.3	199.4	201.4

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$68.6	$142.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	131.2	114.7
Non-cash interest on financing and deemed landlord financed leases	18.4	13.6
Loss on disposal of long-lived assets and other	4.9	—
Amortization of debt discount and issuance costs	2.9	3.4
Impairment loss	6.3	—
Deferred taxes, net	(4.9)	(47.2)
Share-based compensation	20.1	24.8
Unrealized net losses on hedging instruments and foreign currency	2.2	3.5
Loss on debt modification	4.7	10.5
Other	1.2	1.1
Changes in assets and liabilities, net of impacts from business combinations	(104.2)	(288.6)
Net cash provided by (used in) operating activities	151.4	(21.8)

Cash flows from investing activities, net of impacts of business combinations:
Capital expenditures	(149.3)	(262.6)
Asset acquisitions, net of cash acquired	—	(18.7)
Business combinations, net of cash acquired	(23.3)	—
Proceeds from government grants	—	3.0
Investment in golf-related ventures	(0.3)	(2.1)
Acquisition of intangible assets	(1.3)	(0.7)
Proceeds from sale of property and equipment	0.2	0.4
Net cash used in investing activities	(174.0)	(280.7)

Cash flows from financing activities:
Repayments of long-term debt and DLF obligations	(68.1)	(782.0)
Proceeds from borrowings on long-term debt	—	1,224.8
Repayments of credit facilities, net	(5.4)	(229.8)
Debt issuance costs	(0.2)	(1.3)
Repayments of financing leases	(1.9)	(1.7)
Proceeds from lease financing	54.6	111.3
Exercise of stock options	—	3.7
Acquisition of treasury stock	(31.3)	(27.3)
Net cash (used in) provided by financing activities	(52.3)	297.7
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6.8)	(2.1)
Net decrease in cash, cash equivalents and restricted cash	(81.7)	(6.9)
Cash, cash equivalents and restricted cash at beginning of period	398.8	203.4
Cash, cash equivalents and restricted cash at end of period	317.1	196.5
Less: restricted cash(1)	(5.3)	(4.7)
Cash and cash equivalents at end of period	$311.8	$191.8

(1) Includes $0.7 million and $0.5 million of short-term restricted cash and $4.6 million and $4.2 million of long-term restricted cash included in other assets for the periods ended June 30, 2024 and 2023, respectively.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Venues	$473.7	$453.2	$20.5	4.5%	4.5%
Topgolf other business lines	20.7	17.6	3.1	17.6%	17.6%
Golf Clubs	310.2	340.3	(30.1)	(8.8%)	(7.0%)
Golf Balls	103.6	110.7	(7.1)	(6.4%)	(5.8%)
Apparel	145.0	143.5	1.5	1.0%	2.9%
Gear, Accessories & Other	104.6	114.4	(9.8)	(8.6%)	(7.4%)
Total net revenues	$1,157.8	$1,179.7	$(21.9)	(1.9%)	(0.9%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Net Revenues by Region
	Three Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
United States	$891.3	$886.7	$4.6	0.5%	0.5%
Europe	114.1	120.2	(6.1)	(5.1%)	(4.7%)
Asia	109.1	128.2	(19.1)	(14.9%)	(7.3%)
Rest of world	43.3	44.6	(1.3)	(2.9%)	(1.3%)
Total net revenues	$1,157.8	$1,179.7	$(21.9)	(1.9%)	(0.9%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Operating Segment Information
	Three Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Topgolf	$494.4	$470.8	$23.6	5.0%	5.0%
Golf Equipment	413.8	451.0	(37.2)	(8.2%)	(6.7%)
Active Lifestyle	249.6	257.9	(8.3)	(3.2%)	(1.7%)
Total net revenues	$1,157.8	$1,179.7	$(21.9)	(1.9%)	(0.9%)

Segment operating income:
Topgolf	$56.1	$44.0	$12.1	27.5%
Golf Equipment	77.4	96.4	(19.0)	(19.7%)
Active Lifestyle	14.7	19.5	(4.8)	(24.6%)
Total segment operating income	148.2	159.9	(11.7)	(7.3%)
Corporate G&A and other(2)	(45.2)	(43.9)	(1.3)	3.0%
Total operating income	103.0	116.0	(13.0)	(11.2%)
Interest expense, net	(57.0)	(51.7)	(5.3)	10.3%
Other income, net	6.4	7.3	(0.9)	(12.3%)
Total income before income taxes	$52.4	$71.6	$(19.2)	(26.8%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Six Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Venues	$879.4	$839.9	$39.5	4.7%	4.6%
Topgolf other business lines	37.8	34.4	3.4	9.9%	9.6%
Golf Clubs	656.1	691.1	(35.0)	(5.1%)	(3.4%)
Golf Balls	207.6	203.6	4.0	2.0%	2.5%
Apparel	304.6	319.6	(15.0)	(4.7%)	(3.2%)
Gear, Accessories & Other	216.5	258.5	(42.0)	(16.2%)	(15.6%)
Total net revenues	$2,302.0	$2,347.1	$(45.1)	(1.9%)	(1.1%)

(1) Calculated by applying 2023 exchange rates to 2024 reported sales in regions outside the U.S.

	Net Revenues by Region
	Six Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
United States	$1,720.3	$1,697.8	$22.5	1.3%	1.3%
Europe	255.5	273.8	(18.3)	(6.7%)	(7.8%)
Asia	236.7	288.4	(51.7)	(17.9%)	(10.8%)
Rest of world	89.5	87.1	2.4	2.8%	4.1%
Total net revenues	$2,302.0	$2,347.1	$(45.1)	(1.9%)	(1.1%)

(1) Calculated by applying 2023 exchange rates to 2024 reported sales in regions outside the U.S.

	Operating Segment Information
	Six Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Topgolf	$917.2	$874.3	$42.9	4.9%	4.8%
Golf Equipment	863.7	894.7	(31.0)	(3.5%)	(2.0%)
Active Lifestyle	521.1	578.1	(57.0)	(9.9%)	(8.7%)
Total net revenues	$2,302.0	$2,347.1	$(45.1)	(1.9%)	(1.1%)

Segment operating income:
Topgolf	$59.0	$46.8	$12.2	26.1%
Golf Equipment	159.5	178.0	(18.5)	(10.4%)
Active Lifestyle	39.4	56.8	(17.4)	(30.6%)
Total segment operating income	257.9	281.6	(23.7)	(8.4%)
Corporate costs and expenses(2)	(88.0)	(85.1)	(2.9)	3.4%
Total operating income	169.9	196.5	(26.6)	(13.5%)
Interest expense, net	(115.8)	(101.3)	(14.5)	14.3%
Other income (expense), net	9.8	(2.8)	12.6	(450.0%)
Total income before income taxes	$63.9	$92.4	$(28.5)	(30.8%)

(1) Calculated by applying 2023 exchange rates to 2024 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2024					2023
	GAAP	Non-Cash Amortization(1)	Non-Recurring Items(2)	Tax Valuation Allowance	Non- GAAP	GAAP	Non-Cash Amortization(1)	Non-Recurring Items(3)	Tax Valuation Allowance(4)	Non- GAAP
Income from operations	$103.0	$(2.9)	$(15.9)	$—	$121.8	$116.0	$(4.1)	$(7.6)	$—	$127.7
Net income	$62.1	$(2.2)	$(18.8)	$—	$83.1	$117.4	$(3.1)	$(5.9)	$50.8	$75.6
Earnings per share - diluted (5)	$0.32	$(0.01)	$(0.09)	$—	$0.42	$0.59	$(0.01)	$(0.03)	$0.25	$0.38
(1) Includes the amortization of acquired intangible assets, including customer and distributor relationships, reacquired distribution rights and acquired developed technology related to our merger with Topgolf, acquisitions of Jack Wolfskin, TravisMathew and OGIO, and reacquisition of distribution rights in the Korea apparel market (collectively, the “Acquisitions”) . While the amortization of acquired intangible assets is excluded from our calculation of non-GAAP net income, the revenue, operating costs and acquired assets that contribute to the revenue generation for these acquired companies is reflected in our calculation of non-GAAP net income. Starting in the second quarter of 2024, the depreciation and amortization associated with purchase accounting adjustments stemming from these acquisitions is excluded from our non-GAAP adjustments. As such, prior period amounts have been recast in order to conform with the current period presentation. For the three months ended June 30, 2024 and 2023, non-cash depreciation and amortization related to these purchase accounting adjustments was $1.4 million and $2.9 million, respectively.

(2) Primarily includes $11.7 million of restructuring and reorganization charges, $3.4 million in currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, $3.4 million of charges related to the impairment and abandonment of the Shankstars media game in the Topgolf segment, and $1.1 million in IT integration charges including costs associated with the implementation of a new cloud based HRM system.

(3) Primarily includes $3.1 million in restructuring and reorganization charges in our Active Lifestyle operating segment and $2.2 million in IT integration and implementation costs stemming from acquisitions.

(4) Release of tax valuation allowances recorded in connection with the merger with Topgolf.
(5) Diluted earnings per share calculated using the if-converted method, which excludes periodic interest expense related to the 2020 convertible notes from the calculation of net income for the purpose of calculating diluted earnings per share.

	Six months ended June 30,
	2024					2023
	GAAP	Non-Cash Amortization(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Income from operations	$169.9	$(5.8)	$(18.7)	$—	$194.4	$196.5	$(8.4)	$(10.8)	$—	$215.7
Net income	$68.6	$(4.4)	$(24.5)	$—	$97.5	$142.4	$(6.4)	$(16.3)	$59.1	$106.0
Earnings per share - diluted (5)	$0.36	$(0.02)	$(0.12)	$—	$0.51	$0.72	$(0.03)	$(0.08)	$0.29	$0.54
(1) Includes the amortization of acquired intangible assets, including customer and distributor relationships, reacquired distribution rights and acquired developed technology related to our merger with Topgolf, acquisitions of Jack Wolfskin, TravisMathew and OGIO, and reacquisition of distribution rights in the Korea apparel market (collectively, the “Acquisitions”). While the amortization of acquired intangible assets is excluded from our calculation of non-GAAP net income, the revenue, operating costs and associated acquired assets that contribute to the revenue generation associated with these acquired companies is reflected in our calculation of non-GAAP net income. Starting in the second quarter of 2024, the depreciation and amortization associated with purchase accounting adjustments stemming from these acquisitions is excluded from our non-GAAP adjustments. As such, prior period amounts have been recast in order to conform with the current period presentation. For the six months ended June 30, 2024 and 2023, non-cash depreciation and amortization related to these purchase accounting adjustments was $3.2 million and $6.7 million, respectively.

(2) Primarily includes $11.8 million of restructuring and reorganization charges, $4.7 million in charges related to our 2024 debt repricing, $3.4 million in currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, $3.4 million of charges related to the impairment and abandonment of the Shankstars media game in the Topgolf segment, $1.2 million in IT costs related to a 2023 cybersecurity incident, and $1.8 million in IT integration charges including costs associated with the implementation of a new cloud based HRM system.

(3) Related to the release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $13.1 million in total charges related to our 2023 debt modification, $3.4 million in IT integration and implementation related costs stemming from the acquisitions of Jack Wolfskin, TravisMathew and Topgolf, and $3.1 million in restructuring and reorganization charges in our Active Lifestyle operating segment.

(5) Diluted earnings per share calculated using the if-converted method, which excludes periodic interest expense related to the 2020 convertible notes from the calculation of net income for the purpose of calculating diluted earnings per share.

	2024 Trailing Twelve Month Adjusted EBITDA					2023 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2023	2023	2024	2024	Total	2022	2022	2023	2023	Total
Net income (loss)	$29.7	$(77.1)	$6.5	$62.1	$21.2	$38.5	$(72.7)	$25.0	$117.4	$108.2
Interest expense, net	52.3	56.6	58.8	57.0	224.7	36.4	42.5	49.6	51.7	180.2
Income tax (benefit) provision	(3.0)	(7.2)	5.0	(9.7)	(14.9)	0.3	(3.5)	(4.2)	(45.8)	(53.2)
Non-cash depreciation and amortization expense	61.0	64.0	65.4	65.8	256.2	48.4	53.0	56.1	58.6	216.1
Non-cash stock compensation and stock warrant expense, net	13.2	8.4	14.2	7.0	42.8	10.3	9.7	12.5	12.3	44.8
Non-cash lease amortization expense	4.5	4.4	3.5	3.6	16.0	4.4	4.5	4.6	4.4	17.9
Non-recurring items, before taxes(1)	5.6	20.7	7.5	19.8	53.6	6.1	3.1	13.7	7.6	30.5
Adjusted EBITDA	$163.3	$69.8	$160.9	$205.6	$599.6	$144.4	$36.6	$157.3	$206.2	$544.5

(1) In 2024, amounts include restructuring and reorganization charges in our Active Lifestyle segment, charges related to the 2024 debt repricing, currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, charges related to the impairment and abandonment of the Shankstars media game, IT costs related to a 2023 cybersecurity incident, and IT integration and implementation costs associated with the implementation of a new cloud based HRM system. In 2023, amounts include charges related to the impairment and abandonment of the Shankstars media game, charges in connection with the 2023 debt modification, IT integration and implementation costs stemming primarily from the merger with Topgolf, restructuring and reorganization charges in our Topgolf and Active Lifestyle segments, and costs related to a cybersecurity incident. In 2022, amounts include non-cash asset write-downs associated with the Jack Wolfskin retail operations in Russia and the closure of a pre-merger Topgolf concept location, both due to business decisions to exit those businesses, costs associated with the implementation of new IT systems for Topgolf, and legal costs and credit agency fees related to a postponed debt refinancing.

Reconciliation of Consolidated Non-GAAP Adjusted Free Cash Flow	Six Months Ended June 30,
	2024	2023
GAAP cash flows provided by (used in) operations (1)	$151.4	$(21.8)
Less: capital expenditures (1)	(149.3)	(262.6)
Add: proceeds from lease financing(1)	54.6	111.3
Consolidated Non-GAAP Adjusted Free Cash Flow	$56.7	$(173.1)
(1) Source: Condensed consolidated statement of cash flows within the Company’s quarterly report on Form 10-Q.

Reconciliation of Topgolf Adjusted Segment EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Topgolf Segment operating income(1):	$56.1	$44.0	$59.0	$46.8
Non-GAAP depreciation and amortization expense	49.1	39.6	97.6	76.3
Non-Cash stock compensation expense	1.2	4.2	6.4	8.3
Non-cash lease amortization expense	3.1	4.3	6.3	8.8
Topgolf Adjusted Segment EBITDA	$109.5	$92.1	$169.3	$140.2

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.

Reconciliation of Topgolf Adjusted Segment EBITDA	Twelve Months Ended December 31,
2023

Topgolf Segment operating income(1):	$108.8
Non-GAAP depreciation and amortization expense	164.9
Non-cash stock compensation expense	12.9
Non-cash lease amortization expense	17.1
Other expense, net	0.6
Topgolf Adjusted Segment EBITDA	$304.3

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.